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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
FirstCity Financial Corporation:

     We consent to the inclusion in the registration statement on Form S-3 of FirstCity Financial Corporation of our report dated March 24, 1998, relating to the consolidated balance sheets of FirstCity Financial Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and to the incorporation by reference in such registration statement of our report dated March 24, 1998, relating to the combined balance sheets of the WAMCO Partnerships as of December 31, 1997 and 1996, and the related combined statements of operations, changes in partners' capital and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of FirstCity Financial Corporation.

     We also consent to the reference to our Firm under the heading "Experts" in the registration statement and Prospectus.

                                          /s/ KPMG Peat Marwick LLP

                                          KPMG Peat Marwick LLP

Fort Worth, Texas
March 25, 1998